THOMAS E. PHILLIPPE, SR. DECLARATION OF ANNUITY TRUST
               FOR THE BENEFIT OF STACEY JO MERVINE


                               This Declaration of Trust made by
Thomas E. Phillippe, Sr. this 29th day of November, 1994,
                               WITNESSETH:
                               Thomas E. Phillippe, Sr. hereby
declares that, on the aforesaid date, Thomas E. Phillippe, Sr. delivered to himself, as Trustee, the property listed on Schedule A attached hereto.
                               The term "Grantor," as used herein,
shall mean Thomas E. Phillippe, Sr. The term "Grantor's Spouse," as used herein, shall mean Joan M. Phillippe. The term "Trustee," as used herein, shall mean Thomas E. Phillippe, Sr., so long as he is the trustee of this trust, and shall mean the successor trustee or trustees thereafter.
                              ITEM I

                        Funding the Trust
                               The property transferred to the
Trustee shall be held and administered according to the terms of this trust. The Trustee acknowledges the receipt of such property. The Trustee is prohibited from accepting any additional contributions to the trust.
                             ITEM II
                          Irrevocability
                               This trust and all interests in it
are irrevocable, and neither the Grantor nor any other person shall have any power to amend any of the provisions of this trust. Notwithstanding the foregoing, the Trustee shall have the power, acting alone, to amend the trust in any manner required for the sole purpose of ensuring that the Grantor's interest qualifies and continues to qualify as a "qualified interest" within the meaning of Section 2702 of the Internal Revenue Code of 1986, as amended (the "Code").
                             ITEM III
                          Term of Trust
                               This trust shall begin on the date
of this trust agreement and shall continue until the earlier of (i) the date of the Grantor's death or (ii) the second (2nd) anniversary of the date of this trust agreement.
                             ITEM IV

              Payment of Annuity Amounts to Grantor
                               A. During the term of this trust the
Trustee shall annually pay to the Grantor an amount equal to fifty-six and eight-tenths percent (56.80%) of the fair market value of the trust assets valued as of the date of this agreement ("Annuity Amount"). In determining the Annuity Amount, the Trustee shall prorate the Annuity Amount on a daily basis for any short trust year, including the year of the Grantor's death (if applicable).
The Annuity Amount shall be paid in annual installments on each anniversary date of this trust agreement, unless prorated in accordance with this agreement for a short trust year, for each trust year from income and, to the extent that income is insufficient, from principal. Any trust income that is not distributed to the Grantor as part of the Annuity Amount shall be added to principal.
                               B. The Trustee shall make no
distributions of income or principal of the trust to anyone other than the Grantor before the termination of the trust, except as provided in Paragraph B. of Item V.
                               C. If the net fair market value of the
trust assets is incorrectly determined by the Trustee, then within a reasonable period of time after the final determination of the correct value, the Trustee shall pay to the Grantor (or the Grantor's Spouse, if applicable), in the case of an undervaluation, or the Grantor (or the Grantor's Spouse, if applicable) shall pay to the Trustee, in the case of an overvaluation, an amount equal to the difference between the Annuity Amount properly payable and the Annuity Amount actually paid, plus interest on such amounts computed at the rate required by the applicable treasury regulations or, if there are no such regulations, the rate used for valuing annuity interests under Section 664 of the Code, compounded annually.

                              ITEM V

                        Distribution Upon
                     Termination of the Trust
                               A. If the Grantor is living on the
second (2nd) anniversary of the date of this trust agreement, this trust shall terminate on the second (2nd) anniversary of the date of this trust agreement. The Trustee shall distribute the accrued but undistributed Annuity Amount to the Grantor. The Trustee shall distribute the balance of the trust property to Stacey Jo Mervine if she is then living. If she is not then living, the Trustee shall distribute the trust property to her estate.
                               B. If the Grantor's interest in the
trust shall terminate by reason of the death of the Grantor prior to the expiration of the term of this trust, and if the Grantor's
Spouse shall survive the Grantor, then the trust shall continue for the benefit of the Grantor's Spouse unless the Grantor shall have revoked such continuing spousal interest as hereinafter provided, and the Trustee shall distribute to the Grantor's Spouse each year until the second (2nd) anniversary of the date of this trust agreement, an amount equal to the Annuit Amount. After the second
(2nd) anniversary, the Trustee shall continue to distribute each year to the Grantor's Spouse an amount equal to all of the net trust income. Such distributions of the net trust income shall be made annually on the anniversary date of this trust.
                               Such continuing spousal interest of
the Grantor's Spouse under this Paragraph B. of this Item V shall be identified as the Contingent Spousal Interest.
                               The Grantor shall have the power to
revoke the Contingent Spousal Interest of the Grantor's Spouse under this Paragraph B. of this Item V by an instrument in writing signed by the Grantor during his lifetime and delivered to the Trustee or by a provision in the last will and testament of the Grantor referring to and revoking the Contingent Spousal Interest of his spouse under this Trust Agreement.
                               If the Contingent Spousal Interest
of the Grantor's Spouse shall not have been revoked by the Grantor, then upon the death of the Grantor's Spouse the Trustee shall distribute to the estate of the Grantor's Spouse all undistributed amounts of the Annuity Amount or net trust income, as applicable, which are accrued under the terms of this Trust Agreement or are payable to the Grantor's Spouse but have not been distributed to her as of the date of her death, and the Trustee shall distribute the remaining trust property to such of the Grantor's descendants, including living children and grandchildren and other more remote descendants, and in such shares and outright or in trust, as the Grantor's Spouse shall appoint by a provision in her last will and testament specifically referring to and exercising the limited power of appointment herein granted, or if the Grantor's Spouse shall not exercise such limited power of appointment with respect to all or any portion of the remaining trust property subject to such power, then the trust property not distributed as directed by the exercise of the Grantor's Spouse's limited power of appointment shall be distributed the trust property pursuant to the terms of Paragraph A. of this Item V.
                               C. If the Grantor's interest in the
trust shall terminate by reason of the death of the Grantor prior to the second (2nd) anniversary of the date of this trust agreement, and the Grantor's Spouse shall not have survived the Grantor, the Trustee shall divide the then remaining trust property into two (2) fractional shares as follows:
                                  one (1) share, which shall be
                               identified as the Taxable Share, shall consist of a fractional share of the remaining trust property equal to that fractional share of the trust property that is included the Grantor's gross estate for federal estate tax purposes; and

                                  one (1) share, which shall be
                               identified as the Non-Taxable Share, shall consist of a fractional share of the remaining Trust Property equal to that fractional share of the Trust Property that is not included in the Grantor's gross estate for federal estate tax purposes.

                               In determining the fractional
shares of the trust property included or not included in the Grantor's gross estate for federal estate tax purposes, the denominator of each respective fraction shall be the value of the trust property on the date of the Grantor's death as finally determined for federal estate tax purposes, and the numerator of each respective fraction shall be, in the case of the Taxable
Share, the amount of the trust property included in the Grantor's gross estate for federal estate tax purposes, and in the case of the Non-Taxable Share, the amount of the trust property not included in the Grantor's gross estate for federal estate tax purposes, as finally determined for federal estate tax purposes.
                                  (1)  The Trustee shall distribute the
                               Taxable Share to the Grantor's estate.

                                  (2)  The Trustees shall distribute the
                               Non-Taxable Share pursuant to the terms of Paragraph A. of this
                               Item V.

                               D. If the Grantor's interest in the
trust shall terminate by reason of the death of the Grantor prior to the second (2nd) anniversary of the date of this trust agreement, and the Grantor's Spouse shall have survived the Grantor with the Contingent Spousal Interest of the Grantor's Spouse under the provisions of Paragraph B. of this Item V having been revoked, the Trustee shall distribute the remaining trust property to the Grantor's Spouse outright.

                             ITEM VI
                     Distribution to Grantor
                to Pay Income Tax on Trust Income
                        Taxable to Grantor

                               A. The Grantor waives any and all
rights he may have under the law of the state of his residence or the state of administration of the trust to reimbursement for federal or state income tax payable by the Grantor on income of the trust taxable to the Grantor under the provisions of Sections 671-678 of the Code.
                               B. If the state and federal income tax
payable by the Grantor on income of the trust taxable to the Grantor under the provisions of Sections 671-678 of the Code is greater than the Annuity Amount, then the Trustee shall distribute to the Grantor additional Trust Property equal to the difference between the Annuity Amount and the federal and state income tax payable by the Grantor on income of the trust taxable to the Grantor.
                             ITEM VII
            Grantor's Power to Acquire Trust Property
                               At all times prior to the
termination of the Grantor's interest as provided for under Item V of this Trust Agreement, the Grantor shall have the power, which may be exercised without the approval or consent of any Trustee and which may be exercised by the Grantor in a non-fiduciary capacity, to reacquire the Trust Property by substituting other property of any equivalent value.
                            ITEM VIII
                           Commutation
                               The Grantor's interest in this
trust may not be commuted.
                             ITEM IX
                        Spendthrift Clause
                               To the extent permitted by law, the
interests of the Grantor and any other beneficiary hereunder shall be free from the control or interference of any creditor of a beneficiary or of any spouse of a married beneficiary and shall not be subject to any liabilities or creditor claims or to any assignment, anticipation, attachment, or alienation.
                              ITEM X

                         Trustee's Powers
                               In extension of and not in
limitation of the powers given to the Trustee by the laws of the State of Indiana with respect to trust property, the Trustee is specifically empowered to do the following acts. All of the powers given by law and by this instrument may be exercised in the sole discretion of the Trustee without prior authorization or subsequent approval of any court.
                               A. To hold and retain all or any
property received from any source, without regard to diversification or risk. The Trustee is authorized, although no duty is imposed on the Trustee in this regard, to retain as an investment of the trusts created by this instrument the shares of Nationwide Care, Inc., or the shares of any concern that shall succeed to the whole or a substantial part of the assets or business of Nationwide Care, Inc. that may become a part of the property held in trust hereunder even though it might not be proper, under the laws governing investments by trustees, for the Trustee to hold such shares or such an amount of the shares of one company. The Trustee shall not be liable for any loss arising out of the retention by the Trustee of such shares.
                               B. To invest and reinvest the trust
funds (or hold them temporarily uninvested) in any type of property and every kind of investment, including (but not limited to) corporate and municipal obligations of every kind, preferred or common stocks, securities of any regulated investment company, and partnership interests, provided, however, that the Trustee may not hold nonproductive assets for an unreasonable time, and the Grantor shall have the right to require the Trustee either to make such property productive or to convert it within a reasonable time.
                               C. To take any and all actions with
respect to the ownership of the shares of Nationwide Care, Inc. or any other company held as trust property hereunder including, but in no way limited to, the power to vote, sell, pledge, convert, exchange, hypothecate or grant proxies relating to such securities or any other securities or assets that may become trust property.
                               D. To borrow money from any source for
the payment of taxes, debts, or expenses, or in purchasing general property, or for any other purpose which in the opinion of the Trustee will benefit the beneficiaries or will facilitate the administration of any trust, and pledge or mortgage property as security for such loans; and if money is borrowed from the Trustee individually, to pay interest thereon.

                             ITEM XI
                           The Trustee
                               Thomas E. Phillippe, Sr., of
Indianapolis, Indiana, shall be the Trustee until his death, incapacity, or resignation, at which time Thomas E. Phillippe, Jr., of Indianapolis, Indiana, shall be the successor Trustee. Any successor trustee shall have all the rights, powers, title, and discretion of the original trustee hereunder and shall be charged with all the duties and obligations of the original trustee hereunder.
                             ITEM XII

                          Miscellaneous
                               A. This trust shall be governed by and
construed according to the laws of the State of Indiana. Subject only to the provisions of Item XIII hereof, the Trustee shall be fully authorized to exercise any power or make any determination of fact or law under, or to construe, this instrument and any such exercise, determination and construction if made by the Trustee in good faith shall be final, conclusive and binding upon all persons interested in this trust.
                               B. The Trustee shall not be liable to
any person interested in this trust for any act or omission of the Trustee or any agent, nor for any error of judgment, nor for any mistake of law or fact, nor for any misconstruction of this trust, nor for any action of any kind taken or omitted hereunder, while endeavoring in good faith to carry out the purpose of this trust, except for any profit derived from a breach of trust or for a breach of trust committed in bad faith, or intentionally, or with reckless indifference to the interest of a person therein interested.
                               C. During the disability of any
beneficiary of any trust hereunder, any principal or income distributable to such beneficiary may, in the discretion of the Trustee, be paid to such beneficiary, applied for the benefit of such beneficiary, paid to a legal guardian of such beneficiary, or paid to a person having charge or custody of such beneficiary for the sole and exclusive benefit of such beneficiary, and the receipt of the person to whom payment is made shall be a valid release and complete discharge of the Trustee with respect to such payment.
                               D. Subject to the other provisions
herein to the contrary, the Trustee is authorized to effect the distribution of property in cash, in kind, or partly in cash and partly in kind, in divided or undivided interests, to make non-pro-rata distributions, to select the property to be distributed to the various beneficiaries, and to determine the timing of the distributions consistent with the proper administration of the trust.
                            ITEM XIII
                      Construction of Trust
                               The Grantor intends by this trust
to make a completed gift to his children of a remainder interest in the trust property, subject only to his retention of a right to the annuity described in Item IV for two (2) years and the contingent reversionary interest. Therefore, the Grantor intends that, except as may be provided expressly herein, his interest in this trust shall give him only those rights that are ordinarily associated with an annuity trust interest for a term of years and that he shall have no rights inconsistent therewith. The Grantor intends to create a qualified grantor retained annuity trust that satisfies the requirements of Section 2702 of the Code and the applicable treasury regulations promulgated with respect to said Section 2702(b)(1) of the Code. The Grantor hereby directs that this trust agreement be construed and interpreted in accordance with such intent.
                               IN WITNESS WHEREOF, Thomas E.
Phillippe, Sr. has executed this trust agreement on the day and year first above written.


                                              /s/Thomas E. Phillippe, Sr.
                                              Thomas E. Phillippe, Sr., Grantor



                                              /s/Thomas E. Phillippe, Sr.
                                              Thomas E. Phillippe, Sr., Trustee

                           SCHEDULE A





Description of Property                     Net Fair Market Value


850,000 shares of Common                                   $ _________
Stock of Nationwide Care, Inc.